UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN

PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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Filed by a Party other than the Registrant ☐

Check the appropriate box:

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Strategy Inc

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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LIVESTREAM AND UPLOAD OF RECORDED PRESENTATION:

On April 28, 2026, Bitcoin Magazine posted to their YouTube channel a presentation by Michael Saylor, Executive Chairman of Strategy Inc (the “Company”), during which Mr. Saylor discussed, among other things, the Company’s 2026 Annual Meeting of Shareholders and certain of the proposals to be presented for shareholder consideration. A transcript of Mr. Saylor’s remarks regarding the foregoing during the interview is set forth below as Annex A, and the corresponding slides are set forth as Annex B.

Annex A

And we’re committed to helping everybody that builds on top of STRC, and we want to make it higher frequency, more liquid, less volatile. And one way we think we can do it is to double the frequency of the dividend, so go from monthly to semi-monthly. You guys get paid every two weeks by your employer, so why shouldn’t your assets pay you every two weeks, right? Why wouldn’t you want that? So it works out instead of 12 cycles where you have a dividend cycle, a drawdown, it goes to 24 cycles. But 24 cycles with half of the intensity, half the dividend, which means that in theory, we should be able to get the thing to vibrate in a much tighter range, and that will decrease the vol. We’re hopeful it’ll decrease the vol, increase the liquidity, that’s what we would expect. And whenever you double the frequency of something in the physical world, that’s called taking it an octave higher. A note that’s an octave higher is double the frequency. It’s a higher energy, higher fidelity signal. That’s what we’re doing with STRC. I’ll just make a couple of points here. It will be the only preferred stock in the world to pay semi-monthly out of 921. It will be the only stock in the world that pays a dividend monthly out of 24,000 common stocks. It’ll be the only one that pays semi-monthly. So we are innovating in frequency and engineering, construction, and design. But at the end of the day, the great innovations will be the people that put the funds and the coins and the tokens on top of it, because they can go to hourly streaming. They can go to hourly frequency, 24/7, 365. They could step it down, loop it up, transform it into yen, euros, dollars, whatever you might want. And so we’re really excited to provide a stable platform for everyone else to build on top of it. This will go to a vote and the polls will close in early June. And if it’s approved by the shareholders, then the first record date will be the end of June. The first payment date will be July 15th. And those polls are now open. So if you would like, if you’re a Stretch holder and you’d like to make your voice heard, you can go to our website and you can vote or you can do it here.

Annex B

Strategy₿

Upgrading STRC

Copyright © 2026 Strategy. All Rights Reserved.

Proposing to Pay STRC Dividends Semi-Monthly

1) Dividends paid two times a month instead of once: 15th & month-end; economics unchanged(1)
2) Designed to Stabilize Price, Dampen Cyclicality, Drive Liquidity, Grow Demand
3) Nasdaq Rules Limit Frequency (10 Days between Declaration & Record)

(1) Annual dividend payment amounts are unchanged; payments are made more frequently. However, dividend timing shifts under a mid-month reset: half of the monthly dividend is effectively deferred by ~two weeks. For example, if the July rate is 11.5% and the August rate is 12%, then the first payment made in August (on August 15th and tied to the July 31st record date) will be the second half of the July 11.5% rate payment; the second payment made in August (on August 31st and tied to the August 15th record date) will be the first half of the August 12% rate payment; and the first payment made in September (September 15th and tied to the August 31st record date) will be the second half of the August 12% rate payment.

Strategy₿

1

12 Month Calendar – Old vs New Dividend Cadence

Same total dividend amount; each payment amount is half as much as before & is paid twice as often

12

PAYMENTS / YEAR

Old Cadence

Payment Dates – Month-end
Jan-1
Mar-31
Jun-30
Sep-30
Dec-31
$$ $$ $$ $$ $$ $$ $$ $$ $$ $$ $$ $$

24

PAYMENTS / YEAR

New Cadence

Payment Dates – 15th & Month-end
Jan-1
Mar-31
Jun-30
Sep-30
Dec-31
$ $

Dividends on STRC Stock are payable when, as and if declared by the Board of Directors or any duly authorized committee thereof, out of funds legally available for their payment.
This is for illustrative purposes only and does not represent any dividends declared by our Board of Directors (or duly authorized committee) as of the date hereof.

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Strategy₿

Monthly Calendar – Old vs New Dividend Cadence

Record dates on 15th and last day of the month; payment date on subsequent Record Date

1

PAYMENT / MONTH

Old Cadence

$$
Last day of previous month
15th of month
Last day of month
Announcement Date
Record Date
Payment Date

2

PAYMENTS / MONTH

New Cadence

$
$
Last day of previous month
15th of month
Last day of month
15th of next month
Announcement Date
Record Date #1
Payment Date #1
Record Date #2
Payment Date #2

Same STRC Rate will be applicable to both shown payment dates.

At a given STRC Rate, semi-monthly dividend will deliver half of the existing monthly payout, paid twice a month.

Dividends on STRC Stock are payable when, as and if declared by the Board of Directors or any duly authorized committee thereof, out of funds legally available for their payment.
This is for illustrative purposes only and does not represent any declaration of dividends by our Board of Directors (or duly authorized committee) nor any rate dividend adjustments, as of the date hereof. Further, the foregoing graphic assumes all regular dividend payment dates are business days.

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Strategy₿

STRC would move an Octave Higher.

2x Frequency. Same Yield.

61

Strategy₿

STRC would be the Only Pref with Semi-Monthly Dividends

		Market Cap
921	Pay Quarterly Dividends(1)	$260B
32	Pay Monthly Dividends	$3.6B
1	Would Pay Semi-monthly "STRC"	$8.5B

Source: Bloomberg. Universe screened includes preferred securities listed globally with more than $50 million in amount outstanding. Mandatory convertible preferred securities are excluded from the screen. The screen is intended to capture the investable universe of globally listed preferred securities. (1) Quarterly frequency or slower.

Strategy₿

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STRC would be the Only Equity with Semi-Monthly Dividends

		Market Cap
24,000	Pay Quarterly Dividends(1)	$150T
176	Pay Monthly Dividends	$304B
1	Would Pay Semi-monthly "STRC"	$8.5B

Source: Bloomberg. Universe includes actively traded equities; excludes mutual funds, ETFs, closed-end funds, receipts, and certificates. Receipts/certificates excluded to avoid double counting across currencies. Screened for dividend yield > 0. (1) Quarterly frequency or slower.

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Strategy₿

Semi-Monthly Dividends would Start after Vote is Passed

Under New Cadence:

First Record Date — **June 30th**

First Payment Date — **July 15th**

Dividends on STRC Stock are payable when, as and if declared by the Board of Directors or any duly authorized committee thereof, out of funds legally available for their payment. This is for illustrative purposes only and does not represent any declaration of dividends by our Board of Directors (or duly authorized committee), as of the date hereof.

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Strategy₿

Voting for STRC Amendment is now Open

Learn about:

- Timeline
- Amendment Rationale
- How to Vote
- FAQ

Strategy.com/strc/vote

Scan Here

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Strategy

Additional Information and Where You Can Find It

Strategy Inc (the “Company”) has filed with the U.S. Securities and Exchange Commission (the “SEC”) a definitive proxy statement on Schedule 14A (the “Definitive Proxy Statement”), an annual report and proxy cards with respect to the solicitation of proxies for its 2026 Annual Meeting of Shareholders. SECURITYHOLDERS OF THE COMPANY ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY HAS FILED OR WILL FILE WITH THE SEC BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE MATTERS TO BE VOTED ON AT THE 2026 ANNUAL MEETING OF SHAREHOLDERS. You may obtain these documents free of charge on the SEC’s website at www.sec.gov.

Pursuant to SEC rules, the Company has elected to provide access to its proxy materials on the Internet instead of mailing printed copies of its proxy materials to all of its stockholders. Accordingly, the Company is sending a separate Notice of Internet Availability of Proxy Materials to its stockholders of record (i.e., holders of the Company’s Variable Rate Series A Perpetual Stretch Preferred Stock and common stock as of the record date).

The record date for the annual meeting is April 17, 2026. All stockholders of record will have the ability to access the proxy materials and the Company’s annual report on the website referred to in the Notice of Internet Availability of Proxy Materials or request to receive a printed copy of the proxy materials and annual report. Instructions on how to access the proxy materials and Annual Report on the Internet or request a printed copy may be found in the Notice of Internet Availability of Proxy Materials. To receive a printed copy of these materials, which the Company will provide to you free of charge, contact the Company’s Investor Relations Department by e-mail at ir@strategy.com or go to https://annualmeeting.strategy.com.

No proxy cards are being furnished by this communication. Stockholders may vote their shares only by completing and returning a proxy card or voting instructions to be furnished in connection with the Definitive Proxy Statement.

Participant Information

The Company and its directors and executive officers are deemed to be “participants” (as defined in Section 14(a) of the Securities Exchange Act of 1934, as amended) in the solicitation of proxies from the Company’s shareholders in connection with the matters to be considered at the 2026 Annual Meeting. Information about the compensation of our named executive officers and our non-employee directors is set forth in the section titled “Executive Officer Compensation” and “Director Compensation” in the Definitive Proxy Statement available here. Information regarding the participants’ holdings of the Company’s securities can be found in the section titled “Security Ownership of Certain Beneficial Owners and Management” in the Definitive Proxy Statement available here.

Forward-Looking Statements

Statements in this communication about future expectations, plans, and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements regarding potential future dividend rate changes and the proposed changes to the terms of the Company’s Variable Rate Series A Perpetual Stretch Preferred Stock and related potential impacts. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the factors discussed under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the SEC on February 19, 2026 and the risks described in other filings that the Company may make with the SEC. Any forward-looking statements contained in this communication speak only as of the date hereof, and the Company specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.